Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, OR 97204 News Release

July 31, 2026

Media Contact:	Investor Contact:
Drew Hanson	Erin Schwartz
Corporate Communications	Investor Relations
Phone: 503-464-2067	Phone: 503-464-7751

Portland General Electric Announces Second Quarter 2026 Results

•
Second quarter financial results were consistent with guidance and reflect strong operational execution
•
Industrial customer demand grew 11% year-over-year, driven by continued growth from high-tech and data center customers
•
Reaffirming 2026 adjusted earnings guidance of $3.33 to $3.53 per diluted share

PORTLAND, Oregon -- Portland General Electric Company (NYSE: POR) today reported second quarter 2026 net income of $68 million, or $0.59 per diluted share, on a generally accepted accounting principles (GAAP) basis. After adjusting for business transformation, optimization and acquisition expenses, second quarter 2026 non-GAAP net income was $74 million, or $0.64 per diluted share. This compares with second quarter 2025 GAAP net income of $62 million, or $0.56 per diluted share, and non-GAAP net income of $73 million, or $0.66 per diluted share.

"Affordability remains a national focus, and we have taken proactive steps to address customer cost pressures while supporting continued economic growth in our region. The approval of our large customer tariff reflects several years of legislative and regulatory work. It results in data center pricing increasing by approximately 30%, while lowering costs for all other customers," said Maria Pope, President and CEO. "As we enter the second half of 2026, we are focused on operational execution, meeting the opportunities of continued customer growth, and advancing major regulatory proceedings including our holding company and Washington acquisition filings."

Second Quarter 2026 Earnings Compared to Second Quarter 2025 Earnings

On a GAAP basis, total revenues increased due to higher cost recovery and increased energy deliveries, primarily driven by continued industrial load growth of 11.2%, while residential and commercial loads were relatively flat year over year. Purchased power and fuel expense increased due to expected intra-year timing differences between power cost recognition and revenue collections. Operations and maintenance expense decreased, reflecting ongoing cost management efforts, while depreciation and interest expense increased due to continued capital investment in the system.

Additional Company Updates

Regulatory Update

The New Large Load Tariff (docket UM 2377) was approved by the OPUC in May 2026 and established a new rate class for large load customers. It also established an important framework that better aligns infrastructure costs with the customers driving new system growth while helping reduce costs for residential and small business customers. New prices became effective July 8, 2026, which included an average rate increase of approximately 30% for data center and other new large load customers, while lowering rates for all other customers.

Corporate Structure / Holding Company Update

PGE continued to advance its proposed holding company structure, with OPUC Staff recommending approval of the proposal, subject to certain conditions. The proposed structure is expected to enhance financing flexibility and support continued investment in clean energy, reliability, and infrastructure needed to serve customers over time.

General Rate Case

Next week, PGE will file its 2027 general rate case with the OPUC. As proposed, the case would result in an approximate 4.8% overall increase relative to currently approved prices. If approved, new rates would take effect July 1, 2027. This increase is expected to be partially offset by lower net variable power costs in 2027, which are addressed separately through the Annual Power Cost Update Tariff, and are currently forecasted to reduce customer prices by approximately 2.4% beginning January 1, 2027.

2025 All-Source Request for Proposals

The OPUC acknowledged our 2025 RFP final shortlist on May 26, 2026, marking an important milestone in the resource procurement process. We are now moving into commercial negotiations and expect to execute contracts by early 2027, subject to final negotiations and Board approvals.

Quarterly Dividend

As previously announced, on July 24, 2026, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of 55.125 cents per share. The quarterly dividend is payable on or before October 15, 2026 to shareholders of record at the close of business on September 25, 2026.

2026 Earnings Guidance

PGE is reaffirming its estimate for full-year 2026 adjusted earnings guidance of $3.33 to $3.53 per diluted share based on the following assumptions:

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An increase in energy deliveries between 1.5% and 2.5%, weather adjusted;
•
Execution of power cost and financing plans;
•
Execution of operating cost management plan;
•
Normal temperatures in its utility service area for the remainder of the year;
•
Hydro conditions for the year that reflect current estimates;

•
Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•
Normal thermal plant operations;
•
Operating and maintenance expense between $810 million and $830 million which includes approximately $150 million of wildfire, vegetation management, deferral amortization and other expenses that are offset in other income statement lines and $26 million of business transformation, optimization and acquisition expenses and $4 million of regulatory deferral adjustments related to the January 2024 storm and 2024 reliability contingency event;
•
Depreciation and amortization expense between $570 million and $590 million;
•
Effective tax rate of 15% to 20%;
•
Cash from operations of $1,000 to $1,200 million;
•
Capital expenditures of $1,655 million; and
•
Average construction work in progress balance of $780 million.

Second Quarter 2026 Earnings Call and Webcast — July 31, 2026

PGE will host a conference call with financial analysts and investors on Friday, July 31, 2026, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE's investor website “Events & Presentations” page beginning at 2 p.m. ET on July 31, 2026.

Maria Pope, President and CEO; Joe Trpik, Senior Vice President of Finance and CFO; and Erin Schwartz, Senior Manager of Investor Relations, will participate in the call. Management will respond to questions following formal comments.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides an alternative measure of the Company’s comparative earnings per share and enables investors to evaluate the Company’s operating financial performance trends, exclusive of items that are not normally associated with ongoing operations. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:

•
Business transformation and optimization expenses, including strategic advisory, workforce realignment, corporate structure update costs and Washington acquisition related expenses including legal, financing and strategic advisory costs.

Due to the forward-looking nature of PGE’s non-GAAP adjusted earnings guidance, and the inherently unpredictable nature of items and events which could lead to the recognition of non-GAAP adjustments (such as, but not limited to, regulatory disallowances or extreme weather events), management is unable to estimate the occurrence or value of specific items requiring adjustment for future periods, which could potentially impact the Company’s GAAP earnings. Therefore, management cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort. For the same reasons, management is unable to address the probable significance of unavailable information.

PGE’s reconciliation of non-GAAP earnings for the quarters ended June 30, 2026 is below.

Non-GAAP Earnings Reconciliation for the quarter ended June 30, 2026

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the quarter ended June 30, 2026	$ 68	$ 0.59
Exclusion of business transformation, optimization and acquisition expenses	8	0.07
Tax effect (1)	(2)	(0.02)
Non-GAAP as reported for the quarter ended June 30, 2026	$ 74	$ 0.64

(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory rate.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is an integrated energy company that generates, transmits and distributes electricity to nearly 960,000 customers serving an area of approximately 2 million Oregonians. Since 1889, Portland General Electric (PGE) has been powering economies, delivering safe, affordable and reliable electricity while working to transform energy systems to meet evolving customer needs. PGE continues to make progress towards emissions reduction targets, and customers have set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. PGE is ranked a top ten utility in the 2025 Forrester U.S. Customer Experience Index. In 2025, PGE employees and retirees volunteered over 18,300 hours to more than 400 nonprofits organizations. Through the PGE Foundation, along with corporate contributions and the employee matching gift program, more than $5 million was directed to charitable organizations supporting economic growth and community resilience across our service area. For information: portlandgeneral.com/news.

Safe Harbor Statement

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report, and PGE assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors. Investors should not rely unduly on any forward-looking statements.

Forward-looking statements include statements, other than statements of historical or current fact, regarding PGE's earnings guidance (including all the assumptions and expectations upon which such guidance is based), PGE's proposed purchase of electric utility operations and certain assets in Washington state from PacifiCorp (Acquisition), and PGE's operating and financing plans, as well as other statements containing words such as “anticipates,” “assumptions,” “believes,” “continue,” “could,” “estimates,” “expected,” “forecast,” “guidance,” “may,” “plans,” “proposed,” “seeks,” “should,” “will,” “working to,” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Such risks, uncertainties and other factors include, without limitation: wildfire and public safety risks, including ignitions caused by PGE assets, the effectiveness of wildfire mitigation, vegetation management, and system hardening, the ability to implement public safety power shutoffs (PSPS), related liability exposure, and the timing and extent of regulatory cost recovery; severe weather, climate, and catastrophe risks, including extreme or unseasonable weather and other natural or human caused disasters that could endanger public safety, disrupt operations, damage assets, limit access to power or fuel supplies, increase costs, or adversely affect cost recovery; electric system operational risks, including forced outages, fires, equipment failures, adverse hydro or wind conditions, fuel supply disruptions, and complications at jointly owned facilities, resulting in increased costs or the need to procure replacement power; power and fuel supply and price risks, including availability, counterparty nonperformance, and volatility in wholesale electricity, natural gas, coal, and other fuel markets; regulatory, legislative, and policy risks, including new or revised laws, regulations, executive actions, audits, investigations, and proceedings that could affect rates, cost recovery, operations, capital plans, or financial results; Acquisition risks, including risks related to regulatory approvals, financing and joint‑venture arrangements, integration and operational execution, cost recovery, and the possibility that the anticipated benefits of the Acquisition are delayed, not realized, or cost more than expected; environmental compliance and permitting risks, including evolving environmental laws and permitting requirements and site specific remediation obligations, such as Superfund liabilities, where uncertainties regarding remediation scope, cost allocation, litigation, and regulatory cost recovery could result in material costs or adversely affect PGE’s financial position, results of operations, or cash flows; capital investment and execution risks, including supply chain disruptions, cost inflation, labor constraints, permitting delays, contractual disputes, counterparty failures, or project abandonment, which could impair timely completion or cost recovery; load growth and demand uncertainty, including accelerated or uneven growth from large customers such as data centers, changes in customer usage patterns, variability in demand driven by weather variations, and reduced consumption or load shifting resulting from price increases, energy efficiency measures or other changes in customer behavior; customer choice and market structure risks, including reduced demand or usage shifts due to distributed generation or increased procurement from alternative providers, such as registered Electricity Service Suppliers (ESSs) or community choice aggregation programs; cybersecurity and physical security risks, including cyberattacks, data breaches, physical attacks, the use or misuse of artificial intelligence technologies, or other malicious acts that could damage assets, disrupt systems, or result in the disclosure of sensitive information; geopolitical and macroeconomic risks, including acts of war, terrorism, or civil unrest—such as the escalation of US operations in the Middle East—that could disrupt energy markets or supply chains, increase costs, or contribute to volatility in capital markets, inflation, or interest rates; economic and financial market risks, including availability and cost of capital, interest rate and equity market volatility, inflation, and trade tariffs affecting operating or capital costs; legal and litigation risks, including the timing and outcome of judicial, administrative, or regulatory proceedings, which may result in material liabilities or costs; workforce and labor risks, including labor strikes, work stoppages, collective bargaining disputes, the ability to attract and retain skilled employees, and transitions in senior management; resource procurement and All-Source Request for Proposals (RFP) project risks, including uncertainties related to the availability, cost, permitting, financing, and performance of resources selected through RFP or other regulatory processes and associated regulatory and counterparty risks; insurance availability and cost, particularly for wildfire or catastrophe related coverage; accounting, tax, and policy changes, including changes in accounting standards, tax laws, or regulatory accounting policies that could affect reported results or cash flows; and the other risks and uncertainties set forth in PGE’s Annual Report on Form 10‑K for the year ended December 31, 2025, as filed with the SEC.

Source: Portland General Electric Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Revenues, net	$811	$798	$1,674	$1,730
Alternative revenue programs, net of amortization	3	9	19	5
Total revenues	814	807	1,693	1,735
Operating expenses:
Purchased power and fuel	296	294	657	662
Generation, transmission and distribution	112	114	222	224
Administrative and other	90	96	196	192
Depreciation and amortization	143	139	287	279
Taxes other than income taxes	52	46	103	92
Total operating expenses	693	689	1,465	1,449
Income from operations	121	118	228	286
Interest expense, net	61	57	121	113
Other income:
Allowance for equity funds used during construction	6	6	9	11
Miscellaneous income, net	14	7	18	12
Other income, net	20	13	27	23
Income before income tax expense	80	74	134	196
Income tax expense	12	12	21	34
Net income and Comprehensive income	$68	$62	$113	$162

Weighted-average common shares outstanding (in thousands):
Basic	115,733	109,522	115,687	109,473
Diluted	116,376	109,765	116,285	109,725

Earnings per share:
Basic	$0.59	$0.56	$0.97	$1.48
Diluted	$0.59	$0.56	$0.97	$1.47

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$35	$76
Accounts receivable, net	410	460
Inventories	126	124
Regulatory assets—current	255	168
Other current assets	218	244
Total current assets	1,044	1,072
Electric utility plant, net	11,535	10,993
Regulatory assets—noncurrent	521	619
Nuclear decommissioning trust	46	42
Non-qualified benefit plan trust	38	36
Other noncurrent assets	459	468
Total assets	$13,643	$13,230

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS, continued

(In millions, except share amounts)

(Unaudited)

	June 30, 2026	December 31, 2025
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$451	$330
Liabilities from price risk management activities—current	140	158
Current portion of finance lease obligation	27	27
Accrued expenses and other current liabilities	451	478
Total current liabilities	1,069	993
Long-term debt, net of current portion	4,928	4,662
Regulatory liabilities—noncurrent	1,507	1,490
Deferred income taxes	639	601
Deferred investment tax credits	190	194
Unfunded status of pension and postretirement plans	94	107
Liabilities from price risk management activities—noncurrent	66	56
Asset retirement obligations	301	299
Non-qualified benefit plan liabilities	67	70
Finance lease obligations, net of current portion	256	263
Other noncurrent liabilities	403	362
Total liabilities	9,520	9,097
Commitments and contingencies (see notes)
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, no par value, 160,000,000 shares authorized; 115,785,254 and 115,559,079 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	2,385	2,382
Accumulated other comprehensive loss	(4)	(4)
Retained earnings	1,742	1,755
Total shareholders’ equity	4,123	4,133
Total liabilities and shareholders’ equity	$13,643	$13,230

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$113	$162
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	287	279
Deferred income taxes	13	25
Allowance for equity funds used during construction	(9)	(11)
Alternative revenue programs	(19)	(5)
Regulatory assets	3	(3)
Regulatory liabilities	4	(16)
Tax credit sales	12	13
Other non-cash income and expenses, net	61	49
Changes in working capital:
Accounts receivable, net	47	52
Inventories	(2)	(9)
Margin deposits	50	85
Accounts payable and accrued liabilities	(53)	(35)
Margin deposits from wholesale counterparties	8	—
Other working capital items, net	12	22
Other, net	(39)	(41)
Net cash provided by operating activities	488	567
Cash flows from investing activities:
Capital expenditures	(635)	(596)
Sales of Nuclear decommissioning trust securities	3	1
Purchases of Nuclear decommissioning trust securities	(3)	(3)
Other, net	(15)	(11)
Net cash used in investing activities	(650)	(609)

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

(In millions)

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$270	$310
Payments on long-term debt	—	(102)
Dividends paid	(120)	(109)
Other	(29)	(13)
Net cash provided by financing activities	121	86
Change in cash and cash equivalents	(41)	44
Cash and cash equivalents, beginning of period	76	12
Cash and cash equivalents, end of period	$35	$56
Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$103	$94
Cash received for income taxes, net	(2)	(3)

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

SUPPLEMENTAL OPERATING STATISTICS

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Retail:
Residential	$334	41%	$311	39%	$728	43%	$740	43%
Commercial	248	31	234	29	483	29	476	27
Industrial	156	19	128	16	295	17	255	15
Subtotal	738	91	673	84	1,506	89	1,471	85
Direct access:
Commercial	4	—	4	—	7	—	8	—
Industrial	8	1	6	1	14	1	11	1
Subtotal	12	1	10	1	21	1	19	1
Subtotal Retail	750	92	683	85	1,527	90	1,490	86
Alternative revenue programs, net of amortization	3	0	9	1	19	1	5	—
Other accrued revenues, net	(2)	—	6	—	(5)	—	10	1
Total retail revenues	751	92	698	86	1,541	91	1,505	87
Wholesale revenues	39	5	88	11	102	6	188	11
Other operating revenues	24	3	21	3	50	3	42	2
Total revenues	$814	100%	$807	100%	$1,693	100%	$1,735	100%

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	% Change	% Change (Weather- Adjusted)	2026	2025	% Change	% Change (Weather- Adjusted)*
Energy deliveries:
Retail:
Residential	1,591	1,571	1.3%	(1.4)%	3,678	3,797	(3.1)%	(3.3)%
Commercial	1,529	1,546	(1.1)	(2.0)	3,123	3,178	(1.7)	(1.8)
Industrial	1,633	1,416	15.3	15.2	3,161	2,814	12.3	12.3
Subtotal	4,753	4,533	4.9	3.5	9,962	9,789	1.8	1.6
Direct access:
Commercial	118	135	(12.6)	(12.6)	234	264	(11.4)	(11.4)
Industrial	513	513	—	—	1,010	956	5.6	5.6
Subtotal	631	648	(2.6)	(2.6)	1,244	1,220	2.0	2.0
Total retail	5,384	5,181	3.9	2.7%	11,206	11,009	1.8	1.7%
Wholesale	1,515	2,439	(37.9)		2,914	4,418	(34.0)
Total	6,899	7,620	(9.5)%		14,120	15,427	(8.5)%

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Average number of retail customers:
Residential	846,367	839,923	1%	845,926	838,516	1%
Commercial	114,523	114,230	—	114,533	114,211	—
Industrial	222	218	2	221	217	2
Direct access	502	729	(31)	518	659	(21)
Total	961,614	955,100	1%	961,198	953,603	1%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

SUPPLEMENTAL OPERATING STATISTICS, continued

(Unaudited)

	Heating Degree-days			Cooling Degree-days
	2026	2025	Avg.	2026	2025	Avg.
First Quarter	1,737	1,772	1,828	—	4	—
April	303	248	349	—	—	3
May	122	160	169	27	14	26
June	52	56	62	106	88	86
Second Quarter	477	464	580	133	102	115
Year-to-date	2,214	2,236	2,408	133	106	115
(Decrease)/Increase from the 15-year average	(8)%	(7)%		16%	(8)%

Note: “Average” amounts represent the 15-year rolling averages provided by the National Weather Service (Portland Airport).

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Generation:
Thermal:
Natural gas	1,395	21%	2,279	32%	3,735	28%	5,396	37%
Coal	193	3	294	4	515	4	827	6
Total thermal	1,588	24	2,573	36	4,250	32	6,223	43
Hydro	242	4	328	5	591	4	770	5
Wind	767	12	866	12	1,315	10	1,465	10
Total generation	2,597	40	3,767	53	6,156	46	8,458	58
Purchased power:
Hydro	1,196	18	2,024	29	2,691	20	3,772	26
Wind	416	6	302	4	735	5	591	4
Solar	672	10	419	6	934	7	593	4
Natural Gas	193	3	—	—	624	5	—	—
Waste, Wood, and Landfill Gas	26	—	29	—	49	—	54	—
Source not specified	1,398	23	554	8	2,213	17	1,170	8
Total purchased power	3,901	60	3,328	47	7,246	54	6,180	42
Total system load	6,498	100%	7,095	100%	13,402	100%	14,638	100%
Less: wholesale sales	(1,515)		(2,439)		(2,914)		(4,418)
Retail load requirement	4,983		4,656		10,488		10,220